Exhibit 10.13

CERTAIN CONFIDENTIAL INFORMATION IN THIS DOCUMENT, MARKED BY [***], HAS

BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE

COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED

MEMORANDUM OF UNDERSTANDING

This Memorandum of Understanding (“MOU”) is made and entered into by and between INSTINCT BROTHERS Co., Ltd, a limited liability company duly established under the law of the Japan, domiciled in 3rd Floor West Side Gotanda Building 6-2-7 Nishigotanda Shinagawa-ku, Tokyo, Japan, represented by Tomoki Nagano as of therefore authorized to act Executive Director, hereinafter referred as “ISB” and PT BLUECROSS MEDIKA INTERNASIONAL, a limited liability company duly established under the law of Indonesia, domiciled in Kawasan Ekonomi Khusus Sanur, LOT H3A, Kel. Sanur Kaja, Kec. Denpasar Selatan, Kota Denpasar, Bali, represented by Rudy Surjanto as of therefore authorized to act Director hereinafter referred as “BC”, collectively referred to as “Parties”.

1.	Purpose

The purpose of this MOU is to establish a collaborative framework for ISB and BC to cooperate in the field of regenerative medicine and gut microbiome analysis within BC’s facility, located in the Bali Special Economic Zone (“Bali SEZ").

2.	Scope of Cooperation

2.1	ISB will bring, and install specialized regenerative medicine and gut microbiome analysis equipment a BC's facility within the Bali SEZ.
2.2	ISB will provide the full range of treatments available at "GENREVER CLINIC" in Japan, including exosome infusion therapy, stem cell culture supernatant therapy, and high-dose vitamin infusion therapy. These services will be offered at "Bali GENREVER CLINIC”, to be established and operated within BC’s facility;
2.3	Based on the analysis results of regenerative medicine and gut microbiome diagnosis, ISB will provide medical treatment products, heath supplements, and cosmetics from Japan to "Bali GENREVER CLINIC”.
2.4	ISB will arrange for the dispatch of medical professionals, including doctors, nurses, and analysis specialists, from Japan to “Bali GENREVER CLINIC”.
2.5	ISB, acting as the exclusive distributor in Indonesia, will launch the Korean skincare brand "LABOSSEN/Yoo Yeon-seok" within "Bali GENREVER CLINIC".

3.	Roles and Responsibilities

3.1	ISB’s Responsibilities

•	Supply, install, and maintain the necessary medical and diagnosis equipment.
•	Ensure compliance with Japanese medical standards in "Bali GENREVER CLINIC".
•	Train and dispatch qualified medical personnel.
•	Oversee the introduction and promotion of "LABOSSEN/Yoo Yeon-seok" skincare products in Indonesia.

3.2	BC’s Responsibilities

•	Provide operational support and administrative assistance for “Bali GENREVER CLINIC".

•	Ensure compliance with Indonesian regulations and obtain necessary permits.
•	Facilitate logistics and infrastructure for medical and skincare operations.

4.	Confidentiality

Both Parties agree to maintain the confidentiality of proprietary and sensitive information exchanged during the collaboration.

5.	Duration and Termination

This MOU shall remain in effect for a period of [***] years from the date of signing unless terminated earlier by mutual written consent of both Parties.

6.	Miscellaneous

Any amendments to this MOU must be in writing and agreed upon by both Parties. This MOU does not create any legally binding obligations but serves as a framework for collaboration.

IN WITNESS WHEREOF, the undersigned, duly authorized representatives of the respective organizations, have signed this MOU on this [Date] in [Location].

INSTINCT BROTHERS Co., Ltd.		PT BLUECROSS MEDIKA INTERNASIONAL

Authorized Representative:		Authorized Representative:
Tomoki Nagano		Rudy Surjanto
Title:	Chairman & CEO	Title:	Director
Date:	March 22, 2025	Date:	March 24, 2025
/s/ Tomoki Nagano		/s/ Rudy Surjanto